Exhibit 99

Journal Media Group Reports First Quarter Results

Board Declares Cash Dividend of $0.04 per share

MILWAUKEE--(BUSINESS WIRE)--May 15, 2015--Journal Media Group, Inc. (NYSE:JMG) today announced results for its first quarter ended March 31, 2015 and the declaration of a cash dividend of $0.04 per share, payable on June 5, 2015, to shareholders of record as of the close of business on May 26, 2015.

“Eight months from the day we announced the proposed transaction between The E.W. Scripps Company and Journal Communications to spin off and merge their respective newspaper publishing operations, we commenced publishing our daily newspapers in 14 markets under the Journal Media Group umbrella,” said Tim Stautberg, president and CEO of Journal Media Group. “This is an exciting time for our company as we shift our focus from planning for the integration of these two newspaper groups to the execution of our plans and the reimagining of the relationship our local brands have with readers and advertisers in the communities we serve.”

Since the transactions between The E.W. Scripps Company (“Scripps”) and Journal Communications, Inc. (“Journal Communications”) did not close until April 1, reported GAAP financials in the attached tables and in the 10-Q which will be filed later today have been prepared on a “carve-out” basis derived from the financial statements of Scripps. As a result, the combined financial statements exclude any cost savings or synergies expected to result from the transactions. In order to enhance investors’ understanding of the expected financial performance of the company’s business as a stand-alone entity, adjusted to give effect to the merger of the Scripps newspaper business with the Journal Communications newspaper business (the “newspaper mergers”), non-GAAP information has been provided in this release. Please note that the Merged Company results may not be indicative of results that may occur in the future. Any discussions of Merged Company results can be referenced in Table 2 through Table 4 below.

Results Summary

	1Q 2015	1Q 2014
GAAP Results (Scripps Newspapers)
Revenue	$91,478	$98,459
Operating Loss	($3,718)	($3,598)
Net Loss Attributable to Parent	($3,542)	($3,939)
Non-GAAP (Merged Company)
Merged Company Revenue	$124,181	$134,059
Merged Company EBITDA	$2,863	$2,545
Adjusted Merged Company EBITDA	$13,711	$12,975

See “Use of Non-GAAP Financial Measures” below and the reconciliations of these non-GAAP measures to the most comparable GAAP measures in the attached schedules

First Quarter GAAP Reported Results

Note that unless otherwise indicated, all comparisons are to the first quarter ended March 31, 2014.

In the first quarter, revenue of $91.5 million decreased 7.1 percent driven chiefly by advertising revenue declines. Expenses were down 6.7 percent driven primarily by lower employee costs from actions taken at the end of 2014 and lower newsprint consumption. Net loss attributable to Parent was $3.5 million, down 10.1 percent.

First Quarter Non-GAAP Merged Company Results

All discussions of Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA can be referenced to Tables 2 through Table 4. These Merged Company numbers are intended to enhance investors’ understanding of the historic financial performance of the company’s business as a stand-alone company, adjusted to give effect to the newspaper mergers. Please note that the Merged Company results may not be indicative of results that may occur in the future. Note that unless otherwise indicated, all comparisons are to the Merged Company quarterly information ended March 31, 2014.

Non-GAAP Merged Company Revenue, found on table 2, would have been $124.2 million in the first quarter, down 7.4 percent led by a 9.3 percent decline in advertising. Coming off of a soft holiday period, advertisers have been slower to spend, which contributed to a decline of 9.4 percent in retail advertising. Advertiser challenges, particularly amongst larger national clients, combined with lower circulation volumes, put pressure on pre-prints leading to a decline of 13 percent in the category. Classified, down 6.9 percent, maintained its downward trend and continues to become a smaller component of revenue.

Digital advertising and marketing services were down 5.3 percent as an increasing amount of sales through third party programmatic put pressure on rates.

In the second half of 2014, subscription revenue growth moderated as the price increases in the Scripps papers cycled against volume declines. This trend continued in the first quarter of 2015 with subscription revenue down 3.4 percent.

The loss of several commercial printing and distribution customers led to a decline of 9.4 percent in other revenue.

Adjusted Merged Company EBITDA, as defined in table 3, would have been approximately $13.7 million, up 5.7 percent versus the prior year.

Merged Company Outlook

The company expects second quarter total revenue to be down in the high-single-digits when compared to the quarterly Merged Company Revenue in the prior year period set forth in Table 2.

The company anticipates second quarter operating expenses, excluding transition and integration-related costs, to decline at a high-single-digit rate compared to the Merged Company Expenses in the prior year period.

For the final three quarters of 2015, the company expects:

  Capital expenditures to be between $4 million and $6 million
  Depreciation and amortization to be approximately $17 million, subject to finalizing the purchase price allocation for the Journal Communications newspaper business

Finally, the company anticipates incurring approximately $9 million to $11 million, net, in transition and integration-related expenses related to the transition service agreements with Scripps, costs of information technology implementations, recruitment and relocation costs and future synergies.

Conference Call and Webcast

A conference call to discuss the results will be held at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT) today. To access the call, dial (866) 516-7091 (domestic) or (262) 912-6244 (international) at least 10 minutes prior to the scheduled 10:00 a.m. CT start. The conference ID code for the call is 28132725. A replay of the conference call will be available May 15 through June 15. The replay will be available two hours after the completion of the call by dialing (855) 859-2056 and referencing conference ID code 28132725. The live webcast will be accessible through www.journalmediagroup.com/investors. An archive of the webcast will be available after the call on May 15.

About Journal Media Group

Journal Media Group (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Journal Media Group, this press release includes references to Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP), and Journal Media Group’s use of the terms Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA may vary from that of others in the company’s industry. Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Journal Media Group’s presentation of these measures, including a reconciliation of Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA to the most directly comparable US GAAP financial measure, is included below in this press release.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, but not limited to, competition in the markets served by the newspaper businesses of Journal and Scripps, respectively; the possibility that expected synergies and value creation from the newspaper mergers will not be realized, or will not be realized in the expected time period; the risks that Journal’s and Scripps’ respective newspaper businesses will not be integrated successfully; inability to retain and attract qualified personnel; disruption from the newspaper mergers, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; our expectations regarding the period during which we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act: and changes in economic, business or political conditions, or licensing requirements or tax matters.. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and in our Quarterly Report on Form 10-Q, which will be filed later today.

Tables Follow

Table No. 1
JOURNAL MEDIA GROUP INC.
(Scripps Newspapers Predecessor Company)
Combined Statements of Operations (unaudited)
(dollars in thousands)

	Predecessor	Predecessor
	Company	Company
	Three months	Three months
	ended	ended
	March 31, 2015	March 31, 2014	% Change

Revenue:
Advertising and marketing services	$ 55,106	$ 59,885	(8.0)
Subscription	31,276	32,298	(3.2)
Other	5,096	6,276	(18.8)
Total revenue	91,478	98,459	(7.1)

Operating costs and expenses:
Cost of sales (exclusive of items shown below)	49,098	52,418	(6.3)
Selling, general and administrative	40,929	44,724	(8.5)
Defined benefit pension plan expense	1,298	673	92.9
Depreciation and amortization	3,871	4,242	(8.7)
Total operating costs and expenses	95,196	102,057	(6.7)

Operating loss	(3,718)	(3,598)	3.3

Other income and (expense), net	276	(335)	F

Loss before income taxes	(3,442)	(3,933)	(12.5)

Provision for income taxes	100	6	U

Net loss	(3,542)	(3,939)	(10.1)
Net loss attributable to noncontrolling interests	-	-	-
Net loss attributable to the Parent	$ (3,542)	$ (3,939)	(10.1)

U Greater than 100% unfavorable variance
F Greater than 100% favorable variance

Table No. 2
JOURNAL MEDIA GROUP INC.
Merged Company Revenues, Non-GAAP Information (unaudited)
(dollars in thousands)

	Three Months Ended			Three Months Ended
							Trailing Twelve
	March 31,	March 31,		December 31,	September 30,	June 30,	months ended
	2015	2014	% Change	2014	2014	2014	March 31, 2015
Scripps Newspapers
Retail	$ 18,918	$ 20,747	(8.8)	$ 20,801	$ 16,331	$ 18,983	$ 75,033
Classified	16,184	17,249	(6.2)	14,932	15,070	16,777	62,963
Preprint and other	13,790	15,635	(11.8)	18,003	13,599	14,930	60,322
Digital advertising and marketing services	6,214	6,254	(0.6)	6,280	6,159	6,287	24,940
Total advertising and marketing services	55,106	59,885	(8.0)	60,016	51,159	56,977	223,258

Subscription revenue	31,276	32,298	(3.2)	30,829	28,738	29,700	120,543
Other revenue	5,096	6,276	(18.8)	4,257	4,645	5,553	19,551
Total Scripps Newspapers revenue	$ 91,478	$ 98,459	(7.1)	$ 95,102	$ 84,542	$ 92,230	$ 363,352

Journal Newspapers
Retail	$ 5,292	$ 5,967	(11.3)	$ 7,142	$ 6,293	$ 6,869	$ 25,596
Classified	2,391	2,711	(11.8)	2,508	2,801	2,837	10,537
Preprint and other	5,169	6,177	(16.3)	8,325	6,246	7,002	26,742
Digital advertising and marketing services	2,521	2,967	(15.0)	3,267	3,134	3,524	12,446
Total advertising and marketing services	15,373	17,822	(13.7)	21,242	18,474	20,232	75,321

Subscription revenue	11,196	11,664	(4.0)	12,721	12,120	11,879	47,916
Other revenue	6,134	6,114	0.3	5,939	5,090	5,524	22,687
Total Journal Newspapers revenue	$ 32,703	$ 35,600	(8.1)	$ 39,902	$ 35,684	$ 37,635	$ 145,924

Total Merged Company
Retail	$ 24,210	$ 26,714	(9.4)	$ 27,943	$ 22,624	$ 25,852	$ 100,629
Classified	18,575	19,960	(6.9)	17,440	17,871	19,614	73,500
Preprint and other	18,959	21,812	(13.1)	26,328	19,845	21,932	87,064
Digital advertising and marketing services	8,735	9,221	(5.3)	9,547	9,293	9,811	37,386
Total advertising and marketing services	70,479	77,707	(9.3)	81,258	69,633	77,209	298,579

Subscription revenue	42,472	43,962	(3.4)	43,550	40,858	41,579	168,459
Other revenue	11,230	12,390	(9.4)	10,196	9,735	11,077	42,238
Total Merged Company revenue	$ 124,181	$ 134,059	(7.4)	$ 135,004	$ 120,226	$ 129,865	$ 509,276

Merged Company Revenue, a non-GAAP financial measure, takes into account the newspaper mergers by adjusting the performance of all periods prior to the date of the newspaper mergers (April 1, 2015) to include the financial results as if the company had owned the Journal Communications newspaper business for the entire period.

Table No. 3
Journal Media Group Inc.
Non-GAAP Reconciliation of Combined Net Loss Attributable to the Parent to Merged Company EBITDA and Adjusted Merged Company EBITDA (unaudited)
(dollars in thousands)

	Three months ended March 31, 2015				Three months ended March 31, 2014
	Scripps	JRN			Scripps	JRN
	Newspapers	Newspapers		Merged	Newspapers	Newspapers		Merged
	(Predecessor)	Historical	Adjustments	Company	(Predecessor)	Historical	Adjustments	Company	% Change

Net earnings (loss)	$ (3,542)	$ 684	$ -	$ (2,858)	$ (3,939)	$ 74	$ -	$ (3,865)
Provision for income taxes	100	453	-	553	6	46	-	52
Total other (income) and expense, net	(276)	(5)	-	(281)	335	49	-	384
Depreciation and amortization	3,871	1,578	-	5,449	4,242	1,732	-	5,974
Merged Company EBITDA	$ 153	$ 2,710	$ -	$ 2,863	$ 644	$ 1,901	$ -	$ 2,545	12.5

Pension adjustments(a)	1,222	591	-	1,813	616	395	-	1,011
Historical corporate expenses	18,000	2,800	-	20,800	18,600	3,100	-	21,700
Estimated future corporate and shared service expenses, net of expected synergies	-	-	(12,328)	(12,328)	-	-	(12,328)	(12,328)
Workforce reduction charges	321	242	-	563	2	45	-	47
Adjusted Merged Company EBITDA	$ 19,696	$ 6,343	$ (12,328)	$ 13,711	$ 19,862	$ 5,441	$ (12,328)	$ 12,975	5.7

(a) - Reflects an adjustment to eliminate the expense related to the defined benefit pension plans of the Memphis and Knoxville newspaper operations, the allocation of the Scripps pension expense and the allocation of Journal pension expense, all of which defined benefit plans were retained by Scripps as part of the master transaction agreement.

We define Merged Company EBITDA as net earnings (loss) before income taxes, total other (income) and expense, net and depreciation and amortization adjusted to give effect to the newspaper mergers for all periods prior to April 1, 2015. Our management uses Merged Company EBITDA, among other things, to evaluate our operating performance. Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Merged Company EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted Merged Company EBITDA as Merged Company EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges further adjusted to reflect the estimated corporate and shared service expenses as a stand-alone company, net of expected future synergies. Our management uses Adjusted Merged Company EBITDA, among other things, to evaluate our operating performance. Adjusted Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted Merged Company EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

Table No. 4
Journal Media Group Inc.
Non-GAAP Merged Company EBITDA and Adjusted Merged Company EBITDA (unaudited)
(dollars in thousands)

	Three Months Ended			Three Months Ended
							Trailing Twelve
	March 31,	March 31,		December 31,	September 30,	June 30,	months ended
	2015	2014	% Change	2014	2014	2014	March 31, 2015

Net loss	$ (2,858)	$ (3,865)		$ (55)	$ (7,445)	$ (8,912)	$ (19,270)
Provision for income taxes	553	52		1,656	1,040	966	4,215
Total other (income) and expense, net	(281)	384		384	428	362	893
Depreciation and amortization	5,449	5,974		5,616	6,100	5,796	22,961
Merged Company EBITDA	$ 2,863	$ 2,545	12.5	$ 7,601	$ 123	$ (1,788)	$ 8,799

Pension adjustments(a) (b)	1,813	1,011		992	1,010	5,111	8,926
Historical corporate expenses	20,800	21,700		18,400	16,600	21,500	77,300
Estimated future corporate and shared service expenses, net of expected synergies	(12,328)	(12,328)		(12,328)	(12,328)	(12,328)	(49,312)
Workforce reduction charges	563	47		3,669	580	764	5,576
Adjusted Merged Company EBITDA	$ 13,711	$ 12,975	5.7	$ 18,334	$ 5,985	$ 13,259	$ 51,289

(a) - Reflects an adjustment to eliminate the expense related to the defined benefit pension plans of the Memphis and Knoxville newspaper operations, the allocation of the Scripps pension expense and the allocation of Journal pension expense, all of which defined benefit plans were retained by Scripps as part of the master transaction agreement.

(b) - Scripps newspapers participate in four multi-employer pension plans, that cover certain employees that are members of unions or trade associations that have a collective bargaining agreement with us. In the second quarter of 2014, unions ratified our plan to withdraw from the Graphics Communication International Union (GCIU) Employer Retirement Fund. Upon ratification of the agreement, we estimated the undiscounted liability to be approximately $6.5 million and in the second quarter of 2014 recorded a liability of $4.1 million for the present value withdrawal liability. Once we reach a final agreement with the GCIU, we will either pay the liability in a lump sum or make equal monthly installments over 20 years.

We define Merged Company EBITDA as net earnings (loss) before income taxes, total other (income) and expense, net and depreciation and amortization adjusted to give effect to the newspaper mergers for all periods prior to April 1, 2015. Our management uses Merged Company EBITDA, among other things, to evaluate our operating performance. Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Merged Company EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted Merged Company EBITDA as Merged Company EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges further adjusted to reflect the estimated corporate and shared service expenses as a stand-alone company, net of expected future synergies. Our management uses Adjusted Merged Company EBITDA, among other things, to evaluate our operating performance. Adjusted Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted Merged Company EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

CONTACT:
Journal Media Group
Jason Graham, 414-224-2363
Senior Vice President, CFO and Treasurer